Exhibit 4.1

                     AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT

     THIS AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT, dated as of August 8, 2005, is made between LabOne, Inc., a Missouri corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent").

                               W I T N E S S E T H

     WHEREAS, on February 11, 2000, the Company and the Rights Agent entered into a Rights Agreement (as amended, the "Rights Agreement") to provide certain Rights to holders of Common Stock;

     WHEREAS, on August 31, 2001, the Company and the Rights Agent entered into Amendment No. 1 to the Rights Agreement, and on April 20, 2005, the Company and the Rights Agent entered into Amendment No. 2 to the Rights Agreement;

     WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Quest Diagnostics Incorporated ("Quest") and Fountain, Inc., a Missouri corporation and wholly-owned subsidiary of Quest, which provides for, among other things, the merger of Merger Sub with and into the Company (the "Merger"), subject to shareholder and regulatory approval and other terms and conditions;

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders and consistent with the objectives of the Board of Directors in adopting the Rights Agreement to amend the Rights Agreement to except the Merger Agreement and the actions and transactions contemplated thereby and effected in connection therewith from the Rights Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Subsection (a) of Section 1 is hereby amended by adding the following at the end of subsection (a) of Section 1:

     Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Quest Diagnostics Incorporated, a Delaware corporation ("Quest") or any of its Subsidiaries, Affiliates or Associates, shall be deemed to be an Acquiring
     Person by virtue of the approval, execution, delivery or performance of the Agreement and Plan of Merger, dated as of August 8, 2005 (as the same may be amended from time to time, the "Merger Agreement"), by and among Quest, Fountain, Inc., a Missouri corporation and wholly-owned subsidiary of Quest ("Merger Sub") and the Company, or the


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     consummation  of  any  of the  transactions  contemplated  by the
     Merger Agreement, including, without limitation, the merger of Merger Sub with and into the Company (the "Merger") or the announcement of any of the foregoing transactions.

2. The definition of "Section 13 Event" in Section 1(ii) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

     Notwithstanding  anything in this  Agreement to the  contrary,  a
     Section 13 Event shall not be deemed to have occurred as the result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions.

3. The definition of "Stock Acquisition Date" in Section 1(kk) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

     Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions.

4. The definition of "Triggering Event" in Section 1(pp) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

     Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred as the result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions.

5. Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

     Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions."

6. Section 11 of the Rights Agreement is hereby amended by adding the following sentence at the end of Section 11(a)(ii):

     Notwithstanding  anything in this  Agreement to the  contrary,  a
     Section 11(a)(ii) Event shall not be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions.

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7.   Section 30 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

     Nothing in this Agreement shall be construed to give any holder of Rights (and, prior to the Distribution Date, registered holders of the Common Stock) or any other Person any legal or equitable rights, remedies, or claims under this Agreement by virtue of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions.

8. A new Section 35 of the Rights Agreement is hereby added, reading in its entirety as follows:

     This Agreement and the Rights established hereby will terminate in all respects immediately prior to the Effective Time (as defined in the Merger Agreement).

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Rights Agreement to be duly executed as of the day and year first above written.




                               LabOne, Inc.


                               By:/s/ Joe Benage
                                  ---------------------------------
                                  Name: Joe Benage
                                  Title: Executive Vice President and
                                         General Counsel



                               American Stock Transfer & Trust Company


                               By:
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                               Name:
                                   --------------------------------
                               Title:
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